EXHIBIT 10.26(b)


                  Amendment to the Severance Agreement between
                     RYDER SYSTEM, INC. and JAMES M. HERRON
                                dated May 1, 1996


THIS AMENDMENT made as of the 19th day of December, l996, by and between RYDER SYSTEM, INC., a Florida corporation (the "Corporation"), and JAMES M. HERRON (the "Executive").

                                   WITNESSETH:
                                   -----------

WHEREAS, the Corporation and the Executive have entered into a Severance Agreement dated as of May 1, 1996, including Exhibits A and B thereto (the "Severance Agreement"), providing for the Corporation's payment of severance benefits to the Executive if the Executive's employment with the Corporation or its subsidiaries or affiliates terminates prior to a Change of Control (as defined in Section 2 of the Severance Agreement); and

WHEREAS, the Corporation and the Executive now desire to amend the Severance Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Corporation and the Executive have agreed and do hereby agree as follows:

1.       Section 3(e) is deleted in its entirety and the following new
Section 3(e) is inserted in lieu thereof:

                  "(e) SEVERANCE PERIOD. Unless terminated sooner pursuant to
         Section 1, the Severance Period means the period beginning on the day following the Executive's Date of Termination and terminating on May 31, 1999, which is the date the Executive shall retire from the Corporation."

2.       Section  4(a)(iii)(IV) is deleted in its entirety and the following new
Section  4(a)(iii)(IV) is inserted in lieu thereof:

                  "(IV) OUTPLACEMENT. Until the end of the Severance Period or until the Executive obtains another full-time job or becomes self-employed, whichever occurs first, the Corporation shall provide the Executive with professional outplacement services of the Corporation's choice and shall reimburse the Executive for documented incidental outplacement expenses directly related to job search such as resume mailing, interviewing trips, and clerical support, subject to a maximum cost of $20,000. As soon as practicable after the later to occur of (i) the Executive's Date of Termination, or (ii) the end of the Revocation Period (as defined in the Release Agreement), the Corporation shall transfer to the Executive the following pieces of equipment and the Executive accepts such equipment in an "AS IS" condition:

                           Toshiba Satellite Pro 420 Series Laptop Computer Hewlett Packard LaserJet 5L Printer
                           Visioneer PaperPort Vx
                           Xerox 3006 Fax (ONH-013137)

         The Corporation and the Executive agree that the value of such items shall be deducted from the outplacement incidentals allowance. The Executive shall not be entitled to receive cash in lieu of the professional outplacement services or reimbursed incidental outplacement expenses provided by the Corporation."

3. The remaining provisions of the Severance Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Severance Agreement as of the day and year first above written.

/s/ H. JUDITH CHOZIANIN                    /s/ JAMES M. HERRON
-----------------------------              ------------------------------
Witness                                    JAMES M. HERRON


/s/ TINKIE E. DEMMIN                       ###-##-####
-----------------------------              ------------------------------
Witness                                    Social Security Number



ATTEST:                                    RYDER SYSTEM, INC.
                                           (the "Corporation")


/s/ YASMINE B. ZYNE                        By: /s/ M. ANTHONY BURNS
-----------------------------              ------------------------------
Assistant Secretary

                                           Its: Chairman, President & CEO
                                           ------------------------------

                                RELEASE AGREEMENT


         FOR AND IN CONSIDERATION OF THE PAYMENT TO ME OF THE SEVERANCE BENEFITS PURSUANT TO THE SEVERANCE AGREEMENT BETWEEN RYDER SYSTEM, INC. ("THE CORPORATION") AND ME DATED MAY 1, 1996 (THE "SEVERANCE AGREEMENT"), AS AMENDED ON DECEMBER 19, 1996, I, JAMES M. HERRON, ON BEHALF OF MYSELF, MY HEIRS, SUCCESSORS AND ASSIGNS (COLLECTIVELY "I" OR "ME"), HEREBY RELEASE AND FOREVER DISCHARGE THE CORPORATION AND ALL OF ITS SUBSIDIARIES AND AFFILIATES, THEIR CURRENT AND FORMER AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY "RYDER"), FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION, AND ALL LIABILITY WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, WHICH I HAVE OR MAY HAVE AGAINST RYDER AS A RESULT OF MY EMPLOYMENT BY AND SUBSEQUENT TERMINATION AS AN EMPLOYEE OF RYDER, UP TO THE DATE OF THIS RELEASE AGREEMENT. THIS INCLUDES BUT IS NOT LIMITED TO CLAIMS AT LAW OR EQUITY OR SOUNDING IN CONTRACT (EXPRESS OR IMPLIED) OR TORT ARISING UNDER FEDERAL, STATE, OR LOCAL LAWS PROHIBITING AGE, SEX, RACE, DISABILITY, VETERAN OR ANY OTHER FORMS OF DISCRIMINATION. THIS FURTHER INCLUDES ANY AND ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA"), AS AMENDED, OR CLAIMS GROWING OUT OF ANY LEGAL RESTRICTIONS ON RYDER'S RIGHT TO TERMINATE ITS EMPLOYEES. I COVENANT AND AGREE THAT I WILL NOT SUE OR FILE ANY LAWSUIT OR ACTION AGAINST RYDER IN THE FUTURE WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION RELEASED AS PART OF THIS RELEASE AGREEMENT. I FURTHER AGREE THAT IF I VIOLATE THIS COVENANT OR ANY OTHER PROVISION OF THIS RELEASE AGREEMENT OR THE SEVERANCE AGREEMENT, I SHALL INDEMNIFY RYDER FOR ALL COSTS AND ATTORNEY'S FEES INCURRED BY RYDER IN ENFORCING THIS RELEASE AGREEMENT AND THE SEVERANCE AGREEMENT.

         This Release Agreement does not release Ryder from any of its current, future or ongoing obligations under the Severance Agreement, specifically including but not limited to cash payments and benefits due me.

         I understand and agree that this Release Agreement and the Severance Agreement shall not in any way be construed as an admission by Ryder of any unlawful or wrongful acts whatsoever against me or any other person, and Ryder specifically disclaims any liability to or wrongful acts against me or any other person.

         I agree that the terms and provisions of this Release Agreement and the Severance Agreement, as well as any and all incidents leading to or resulting from this Release Agreement and the Severance Agreement, are confidential and that I may not discuss them with anyone without the prior written consent of the Corporation's or its successor's Chief Executive Officer, except as required by law; provided, however, that I agree to immediately give the Corporation or its successor notice of any request to discuss this Release Agreement or the Severance Agreement and to provide the Corporation or its successor with the opportunity to contest such request prior to my response.

         This Release Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. Except as provided in Sections 5(b)(IV) and 9(a) of the Severance Agreement, this Release Agreement may not be amended or modified otherwise than by a written agreement executed by the Corporation and me or our respective successors and legal representatives.

         The invalidity or unenforceability of any provision of this Release Agreement shall not affect the validity or enforceability of any other provision of this Release Agreement.

         I UNDERSTAND AND ACKNOWLEDGE THAT I HAVE SEVEN (7) CALENDAR DAYS FOLLOWING MY EXECUTION OF THIS RELEASE AGREEMENT TO REVOKE MY ACCEPTANCE OF THIS RELEASE AGREEMENT (THE "REVOCATION PERIOD") AND THAT THIS RELEASE AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED WITHOUT ME REVOKING IT. REVOCATION OF THIS RELEASE AGREEMENT MUST BE MADE BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO YASMINE B. ZYNE. FOR THIS REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE MUST BE RECEIVED BY YASMINE B. ZYNE NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER I SIGN THIS RELEASE AGREEMENT.

I CERTIFY THAT I HAVE FULLY READ, HAVE RECEIVED AN EXPLANATION OF, HAVE NEGOTIATED AND COMPLETELY UNDERSTAND THE PROVISIONS OF THIS RELEASE AGREEMENT, THAT I HAVE BEEN ADVISED BY THE CORPORATION THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AGREEMENT, THAT I HAVE BEEN GIVEN AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO REVIEW AND CONSIDER THE PROVISIONS OF THIS RELEASE AGREEMENT, AND THAT I AM SIGNING THIS RELEASE AGREEMENT FREELY AND VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.

Dated this 20 day of December, 1996.


/s/ H. JUDITH CHOZIANIN                    /s/ JAMES M. HERRON
-----------------------------              ------------------------------
Witness                                    Executive


/s/ TINKIE E. DEMMIN                       ###-##-####
-----------------------------              ------------------------------
Witness                                    Social Security Number

Executive's Date of Termination: December 31, 1996

STATE OF FLORIDA  )
                  )    ss:
COUNTY OF DADE    )

Before me personally appeared James M. Herron, to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal this 20 day of December, 1996.


                                            /s/ JANICE JOHNSON
                                            ----------------------------------
                                            Notary Public

Commission Expires:

                                                     (Seal)

[STAMPD]
OFFICIAL NOTARY SEAL
JANICE JOHNSON
NOTARY PUBLIC STATE OF FLORIDA
COMMISSION NO. CC460394
MY COMMISSION EXP. MAY 7, 1999

                                December 31, 1996





TO THE BOARD OF DIRECTORS
OF RYDER SYSTEM, INC.

Gentlemen:

Effective immediately, I hereby resign as an officer and/or director of Ryder System, Inc. and/or its subsidiaries and affiliates and, to the extent applicable, from all committees of which I am a member.

                                             Sincerely,


                                             /s/ JAMES M. HERRON
                                             ----------------------------
                                             James M. Herron

December 19, 1996

TO:      James M. Herron

FROM:    M. Anthony Burns

RE:      Release Agreement


In accordance with the Older Workers Benefit Protection Act, I am required to inform you of the following regarding your execution of the attached Release Agreement, Amendment and letter of resignation (collectively, the "Release Agreement").

1.       You should consult with an attorney before signing the Release
         Agreement.

2. You will have twenty-one (21) days from the day you receive the Release Agreement to execute it. If you have not executed the Release Agreement by the twenty-first day, it will automatically be declared null and void and revoked.

3. After you have executed the Release Agreement, you have seven (7) calendar days to revoke your acceptance of it. If you revoke the Release Agreement within the seven (7) calendar days, it is null and void. For the revocation of the Release Agreement to be effective, written notice must be received by Yasmine B. Zyne no later than the close of business on the seventh day after you sign the Release Agreement.

4. If you do not revoke your execution of the Release Agreement within the seven (7) calendar days, it will become effective and payments will commence in accordance with the terms of your Severance Agreement dated as of May 1, 1996, as amended by the Amendment.

Please acknowledge below your receipt of this document and the attached Release Agreement and that you have read and understand this page of conditions.


Acknowledged:

/s/ JAMES M. HERRON
--------------------------
12/20/96
--------------------------
Date
Attachment

                               [RYDER LETTERHEAD]

                                                        M ANTHONY BURNS
                                                        Chairman, President and
                                                        Chief Executive Officer




                                                    December 20, 1996

Mr. James M. Herron
Senior Executive Vice President
    and General Counsel
Ryder System, Inc.
Miami, Florida 33166

Dear Jim:

In connection with your retirement, on December 31, 1996, you have agreed to remain as General Counsel of the Company until your replacement is employed, but no later than the date of the 1997 Annual Meeting.

In serving as General Counsel, you will be an agent for the Company, and therefore, entitled to indemnification as provided in the By-Laws of the Company, as amended.

                                Yours sincerely,


                                /s/ M. A. BURNS



Accepted and agreed to:      /s/ JAMES M. HERRON
                             -------------------------
                              James M. Herron


                              December 20, 1996


                                                             RYDER SYSTEMS, INC.
                                                               3600 NW 82 Avenue
                                                            Miami, Florida 33166
                                                             Tel: (305) 500-3496